Exhibit 99.1

FOR IMMEDIATE RELEASE

EBSCO Media Contact:	HealthGate Media Contact:
Scott Bernier	Kelly Fitzsimmons
(800) 653-2726, ext. 278	781-223-5832
sbernier@epnet.com	kfitzsimmons@aspirepr.com

HEALTHGATE DATA CORP. TO SELL PATIENT CONTENT REPOSITORY
ASSETS TO EBSCO PUBLISHING FOR $8.1 MILLION

Transaction expands EBSCO Publishing offerings and allows HealthGate to focus on quality improvement and risk management solutions business

Burlington, MA and Ipswich, MA — January 19, 2005—HealthGate Data Corp. (HGAT) and EBSCO Publishing, Inc. announced today that their Boards of Directors have approved an Asset Purchase Agreement under which EBSCO Publishing will acquire the assets of HealthGate’s patient content repository business for $8.1 million in cash at closing, plus the assumption of certain liabilities of the business. The companies anticipate that the transaction can be completed in approximately three months, subject to customary closing conditions, including HealthGate obtaining renewal agreements with certain existing customers and approval by HealthGate’s shareholders.

HealthGate is retaining its evidence-based medical guidelines and its Quality Architect™ and InteractiveIC™ products and services, which HealthGate plans to continue to develop, market and license to healthcare organizations.

“The sale of our patient content products to EBSCO Publishing enables us to focus exclusively on the opportunities we see in quality improvement and risk management,” said Bill Reece, HealthGate’s CEO. “With flagship products and services such as InteractiveIC and Quality Architect, currently under development, HealthGate is well-poised to meet the growing demand for solutions that help healthcare organizations and institutions improve quality of care and better manage risk.”

HealthGate’s patient content repository business includes HealthGate’s Health Outreach Toolkit, consumer Health Library, the HealthGateWay newsletter creation tool and award-winning health information, evidence-based fact sheets and in-depth reports on the most common conditions and treatments, interactive tools, drug information, medical news and specialty resources.

This acquisition marks EBSCO Publishing’s commitment to the fields of medicine and consumer health. “HealthGate’s Health Outreach Toolkit is the premier patient education information source available today,” said Tim Collins, General Manager of EBSCO Publishing. “We are pleased to be adding this outstanding resource to the EBSCO family of products and services.”

About HealthGate

HealthGate Data Corp. (HGAT) is a provider of evidence-based support tools, applications, and healthcare content that helps healthcare providers and payors improve quality of care, reduce variability of care, reduce costs, and reduce risk and liability. HealthGate’s evidence-based clinical guidelines are backed by rigorous and independent medical review supported through its affiliations with academic medical facilities including Duke University Medical Center, Vanderbilt University Medical Center, Emory University School of Medicine, and Oregon Health and Science University.

HealthGate has recently been awarded a GSA schedule contract. The contract, which went into effect on October 4, 2004, was awarded under GSA’s Federal Supply Schedule Contract 76 for Publications and Media. HealthGate’s GSA schedule contract number is GS-02F-0001R.

HealthGate is publicly traded under the symbol of HGAT on the OTC Bulletin Board (OTCBB). More information on HealthGate can be found at www.healthgate.com.

About EBSCO Publishing

EBSCO Publishing, Inc., EBSCO Subscription Services and EBSCO Book Services form the EBSCO Information Services group. EBSCO is a worldwide leader in providing information access and management solutions through print and electronic journal subscription services, research database development and production, online access to more than 100 databases and thousands of e-journals, and e-commerce book procurement. For more information, visit www.ebsco.com.

Forward Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. HealthGate’s actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements reflect management’s current expectations, are based on many assumptions, and are subject to certain risks and uncertainties, including, among other things: HealthGate’s ability to satisfy all closing conditions to the sale of its patient content repository business and to complete the sale; the market for HealthGate’s Quality Improvement and Risk Management Solutions products and services; HealthGate’s ability to timely develop its Quality Architect product and to develop new products and services;  HealthGate’s ability to generate sufficient revenues from its evidence-based medical guidelines, its InteractiveIC product and its other future Quality Improvement and Risk Management Solutions products and services; HealthGate’s ability to keep up with the rapid technological developments in the health care industry; unpredictability of quarter-to-quarter results; competition; reliance on computer systems and software; HealthGate’s ability to retain key personnel; and other risk factors that are described in the periodic reports and other documents HealthGate files from time to time with the Securities and Exchange Commission. HealthGate does not intend to update or publicly release any revisions to the forward-looking statements.

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